Exhibit 23.2

Conyers Dill & Pearman	BERMUDA
Cricket Square	BRITISH VIRGIN ISLANDS
PO Box 2681	CAYMAN ISLANDS
Grand Cayman KY1-1111	CYPRUS
Tel: +1 (345) 945 3901	DUBAI
Fax: +1 (345) 945 3902	HONG KONG
conyersdill.com	LONDON
MAURITIUS
MOSCOW
SÃO PAULO
SINGAPORE

19 January 2012

Matter No.:

Doc Ref: 810815v2

Tel: 852 2842 9530

E-mail: Richard.Hall@conyersdill.com

Focus Media Holding Limited

Unit No. 1, 20th Floor

The Centrium

60 Wyndham Street, Central

Hong Kong SAR

Attention Mr. Kit Leong Low

Dear Sirs,

Re: Focus Media Holding Limited

We hereby consent to the reference to our firm under the heading “Taxation — Cayman Islands” in the amended annual report on Form 20-F for the fiscal year ended December 31 2010 of Focus Media Holding Limited to be filed with the Securities and Exchange Commission on or about 20 January 2012.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman